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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it containing therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated:  August 16, 2000


                                 Univision Communications Inc.


                                 By:      /s/ ROBERT CAHILL
                                    --------------------------------------------
                                          Robert V. Cahill
                                          Vice President and Secretary



                                          /s/ A. JERROLD PERENCHIO
                                 -----------------------------------------------
                                          A. Jerrold Perenchio